Exhibit 23.6
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-152898) and on Form S-8 (File Nos. 333-134430, 333-94387, 333-91526, 333-113617 and 333-116180) of Quicksilver Resources Inc. of our report dated March 2, 2009 relating to the consolidated financial statements of BreitBurn Energy Partners L.P., which appears in this Amendment No. 3 to the Form 10-K of Quicksilver Resources Inc. for the year ended December 31, 2008.
/s/ PricewaterhouseCoopers LLP
Los Angeles, California
June 16, 2009